UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934
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NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware				34-1505819
(State or other jurisdiction of incorporation)				(IRS Employer Identification No.)

22901 Millcreek Blvd
Suite 600
Cleveland,	Ohio			44122
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE
This Registration Statement on Form 8-A (Form 8-A) is being filed by NACCO Industries, Inc.® (NACCO), with the Securities and Exchange Commission (SEC) in connection with the dual listing of its Class A common stock, par value $1.00 per share (Class A Common Stock), with NYSE Texas, Inc. (NYSE Texas) under the trading symbol "NC." The Class A Common Stock is currently listed on the New York Stock Exchange under the symbol "NC."

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Class A Common Stock, as may be amended from time to time, contained in Exhibit 4.6 of NACCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 4, 2020, to which this Form 8-A relates, is incorporated herein by reference.

We expect the listing and trading of the Class A Common Stock on the NYSE Texas to commence on December 11, 2025 under the symbol "NC."

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 10, 2025		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Senior Vice President and Controller